SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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NOVATEL WIRELESS, INC.

(Name of Registrant as Specified In Its Charter)

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April   , 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 annual meeting of stockholders of NOVATEL WIRELESS, INC., to be held on May 15, 2002, at 3:00 p.m. local time at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122.

      Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, in order to ensure your representation at the annual meeting, please complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

John E. Major
Chairman of the Board of Directors
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 15, 2002

To the Stockholders of Novatel Wireless, Inc.:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 15, 2002, at 3:00 p.m. local time, for the following purposes:

1. To elect two (2) directors to the Company’s Board of Directors to serve until the annual meeting of stockholders in 2005 and until their successors are duly elected and qualify;

2. To amend the Company’s Certificate of Incorporation to amend the terms of the Company’s Series A Convertible Preferred Stock to reduce the number of votes per share to comply with the requirements of The Nasdaq Stock Market; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on March 29, 2002 as the record date (the “Record Date”) for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

      The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the nominees named therein, and FOR the amendment of the Company’s Certificate of Incorporation. Please refer to the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

Melvin L. Flowers
Senior Vice President, Finance,
Chief Financial Officer and Secretary

April   , 2002

San Diego, California

NOVATEL WIRELESS, INC.

9360 Towne Centre Drive, Suite 110
San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To be held May 15, 2002

PROXY STATEMENT

INTRODUCTION

General Information About the 2002 Annual Meeting

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Novatel Wireless, Inc., a Delaware corporation (“Novatel” or the “Company”), of proxies, to be exercised at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 15, 2002 at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, at 3:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1. The election of two (2) directors to the Company’s Board of Directors to serve until the annual meeting of stockholders to be held in 2005 and until their successors are duly elected and qualify;

2. To amend the Company’s Certificate of Incorporation to amend the terms of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to reduce the number of votes per share to comply with the requirements of The Nasdaq Stock Market; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only the stockholders of record as of the close of business on March 29, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each holder of the Company’s issued and outstanding shares of common stock, par value $.001 per share (“Common Stock”), is entitled to one vote per share on all matters and each holder of Series A Preferred Stock is entitled to that number of votes per share as is equal to the number of whole shares of Common Stock into which each share of Series A Preferred Stock held by such holder could be converted on the Record Date. As of the Record Date, 66,488,495 shares of the Common Stock and 20,282 shares of Series A Preferred Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about April   , 2002.

      A majority of the shares outstanding and entitled to vote at the meeting must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. Amendment of the Company’s Certificate of Incorporation requires the affirmative vote of at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, entitled to vote at the Annual Meeting and at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, entitled to vote at the Annual Meeting. Proxies that reflect abstentions and broker non-votes will have no effect on the outcome of Proposal 1 and will have the effect of a vote “Against” Proposal 2.

      The shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, FOR election of the two (2) director nominees named herein and FOR the amendment of the Company’s Certificate of Incorporation. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business which may come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

      The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor.

      The Company’s executive offices are located at 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, telephone (858) 320-8800. References herein to the “Company” refer to Novatel Wireless, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April   , 2002.

PROPOSAL 1: ELECTION OF DIRECTORS

      Pursuant to the Company’s amended and restated certificate of incorporation, as amended (the “Charter”) and the resolutions adopted by the Board of Directors (the “Board”), the Board is divided into three classes, with directors serving in staggered three-year terms. The terms of directors serving in Class II expire at the Annual Meeting, the terms of directors serving in the Class III expire at the 2003 annual meeting of stockholders and the terms of directors serving in Class I expire at the 2004 annual meeting of stockholders.

      Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, the nominees for election will be elected to hold office for a term of three years until the annual meeting of the stockholders to be held in 2005, and until their successors are duly elected and qualify. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the nominees to the Board listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

      The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals. The Board recommends a vote FOR the election of Mark Rossi and Steven Sherman to serve as directors of the Company until the annual meeting of stockholders to be held in the year 2005 and until their respective successors are duly elected and qualify.

Nominees for Director

      The following table sets forth certain current information with respect to the nominees for directors to the Board:

Name	Age	Director Since	Position with the Company

Mark Rossi	45	1999	Director
Steven Sherman	56	1996	Director

      The following is a biographical summary of the experience of the nominees for directors to the Board:

      Mark Rossi has served as a director of the Company since December 1999. Since December 1996, Mr. Rossi has served as Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm that specializes in technology and telecommunications, business service and healthcare information investments. Prior to joining Cornerstone, Mr. Rossi served as the President of Prudential Equity Investors, Inc., a private equity investment firm, from June 1994 to December 1996. Mr. Rossi also serves as a director of Maxwell Technologies, Inc., a diversified technology products and services company, True Temper Sports, Inc., a designer and manufacturer of golf shafts and specialty tubing products, and several private companies. Mr. Rossi holds a Bachelor of Arts degree from Saint Vincent College and a Master of Business Administration degree in finance from the Kellogg School of Management at Northwestern University.

      Steven Sherman has served as a director of the Company since August 1996. Mr. Sherman also served as the Company’s Chief Executive Officer from August 1997 until November 1998 and as Chairman of the Board from August 1997 until September 1999. In 1990, Mr. Sherman founded Main Street and Main, a restaurant franchise holding company, and served as its Chairman until 1994. Since 1988, Mr. Sherman has been the managing member of Sherman Capital Group, L.L.C., a merchant banking organization. Mr. Sherman founded and served in various capacities, including Chairman and Chief Executive Officer at Vodavi Communication Systems, Inc., a telephone hardware and software company, until its acquisition of Executone Information Systems, Inc. in 1988. He was a director of Executone from 1988 until 1990. Currently, Mr. Sherman is Chairman of the Board of Airlink Communications, Inc., a wireless software infrastructure business. Mr. Sherman holds a Bachelor of Arts degree in Business Administration from City College of New York.

      Messrs. Rossi and Sherman are standing for re-election to the Board. Following the election of Messrs. Rossi and Sherman, the Board will be comprised of six directors.

Vote Required

      The election of each director requires the plurality of the votes cast by the holders of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of Mark Rossi and Steven Sherman to serve until the annual meeting of stockholders to be held in 2005 and until their respective successors are duly elected and qualify.

Directors Continuing in Office

      Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

			Term
Name	Age	Position with the Company	Expires In

Robert Getz	39	Director	2004
Peng K. Lim	39	Director	2004
John E. Major	56	Chairman of the Board of Directors and Chief Executive Officer	2003
David S. Oros	42	Director	2003

      Robert Getz has served as a director of the Company since December 1999. Since December 1996, Mr. Getz has served as a Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm that specializes in technology and telecommunications, business service and healthcare information investments. Prior to joining Cornerstone, Mr. Getz served as a Managing Director of Prudential Equity Investors, Inc., also a private equity investment firm, where he was employed between February 1987 and December 1996. Mr. Getz also serves as a director for several private companies, including Artel Video Systems, Inc., a developer of broadband video networking equipment, and Centurion International, Inc., a designer and manufacturer of antenna and power solutions for the wireless device industry. Mr. Getz holds a Bachelor of Arts degree from Boston University and a Master of Business Administration degree in finance from the Stern School of Business at New York University.

      Peng K. Lim has served as a director of the Company since May 2001. Mr. Lim has served as the President and Chief Executive Officer of TapWave, Inc., a mobile solutions company, since May 2001. Prior to TapWave, Mr. Lim served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, from April 1999 to May 2001. Prior to that time, Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-based and wireless computer company and a wholly owned subsidiary of Fujitsu Limited, from June 1997 to March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, Inc., a semiconductor company. From August 1993 to June 1996, Mr. Lim was Director, Advanced Portables and Mobile Systems Engineering of Zenith Data Systems, a computer company and a subsidiary of Groupe Bull Company. Prior to joining Zenith Data Systems, he served as Director of Hardware Technology for Dauphin Technology, a mobile computer company, from January 1992 to August 1993. Mr. Lim currently serves on the board of directors of inViso Inc. Mr. Lim holds a Bachelor of Science degree and a Master of Science degree in Electrical Engineering from University of Windsor and a Master of Engineering Management from Northwestern University. Mr. Lim also completed the Stanford Executive Program for Growing Companies at Stanford University.

      John E. Major has served as the Company’s Chairman of the Board and Chief Executive Officer since July 2000. From November 1999 until July 2000, Mr. Major was Chief Executive Officer of Wireless Internet Solutions Group, a strategic consulting services firm. From November 1998 to November 1999, Mr. Major was President and Chief Executive Officer of WirelessKnowledge, a joint venture between Microsoft Corporation, a software and Internet technology company, and QUALCOMM, Incorporated, a digital wireless communications company. From May 1997 to November 1998, he was an Executive Vice President of QUALCOMM and served as President of QUALCOMM Infrastructure Products Division. From 1977 until he joined QUALCOMM in 1997, Mr. Major held a number of executive positions at Motorola, Inc., a communications and electronics company, ultimately serving as Senior Vice President and Chief Technical Officer. Mr. Major currently serves on the board of directors of Littelfuse Corporation, a circuit protection technology company; Verilink, an intelligent edge connection wireline modem company; Identix, Inc., an identification technology company and Lennox Corporation, an HVAC products company. He also serves on the board of directors’ executive committee for the Telecommunications Industry Association and the Electronics Industry Association. Mr. Major holds a Bachelor of Science degree in Mechanical and Aerospace Engineering from the University of Rochester and a Master of Science degree in Mechanical Engineering from the University of Illinois. He also holds a Master of Business Administration degree, with distinction, from Northwestern University and a Juris Doctor from Loyola University.

      David S. Oros has served as a director of the Company since July 2000. In 1996, Mr. Oros founded Aether Systems, Inc., a provider of wireless data services and systems for wireless handheld devices, and has been Aether’s Chairman, Chief Executive Officer and President since its inception. Mr. Oros also serves on the board of directors of Corvis Corporation and Sila Communications. From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether Systems. From 1992 until 1994, he was President of the Wireless Data Group at Westinghouse Electric Company. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a Bachelor of Science degree in mathematics and physics from the University of Maryland and holds a U.S. patent for a multi-function radar system.

Board Meetings and Attendance

      During the year ended December 31, 2001, the Board held eight meetings. All but one director attended 100% of the aggregate of (i) the total number of meetings of the Board during the period they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served during the period in which such directors served on such committees. Mr. Oros attended 13% of the total number of meetings held by the Board during the year ended December 31, 2001.

Board Committees

      The Board has an Audit Committee and Compensation Committee. In addition, the Board formed an ad hoc special committee of disinterested directors during the fiscal year ended December 31, 2001 for the sole purpose of evaluating and approving the terms and conditions of the Series A Preferred Stock.

      Audit Committee. The Audit Committee consists of three directors, Messrs. Getz, Rossi and Sherman. Two of the directors, Messrs. Getz and Rossi are Independent Directors. An “Independent Director” is a director who is a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The National Association of Securities Dealers, Inc. (“NASD”) requires that audit committees of listed companies be comprised of at least three directors who (i) are Independent Directors or if certain exceptional and limited circumstances exist, a board of directors may determine that membership on an audit committee by an individual who is not Independent is required by the best interest of the corporation and its stockholders, and the board of directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination, (ii) satisfy certain requirements concerning financial literacy and comply with certain restrictions concerning business relationships with the company, and (iii) submit written affirmation to the company with respect to matters relating to the foregoing. Mr. Sherman served as the Company’s Chief Executive Officer from August 1997 until November 1998. Pursuant to NASD Release No. 34-42231 dated December 14, 1999, if a director has been employed by a company at any time during the past three years, he is deemed not to be Independent. On March 30, 2001, the Board determined it was in the best interest of the Company and its stockholders to appoint Mr. Sherman to the Audit Committee even though he was deemed not to be Independent because three years had not elapsed since he served as the Company’s Chief Executive Officer due to the level of his financial savvy and business expertise in comparison to the Company’s other candidates. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. The Audit Committee reviews and supervises the Company’s financial controls, including the selection of the Company’s independent public accountants, reviews the Company’s books and accounts, meets with the Company’s officers regarding the Company’s financial controls, acts upon recommendations of the Company’s independent public accountants and takes further actions as the Audit Committee deems necessary to complete an audit of the Company’s books and accounts. The Audit Committee met six times during the year ended December 31, 2001.

      Compensation Committee. The Compensation Committee consists of two directors, Messrs. Rossi and Lim. The Compensation Committee reviews and approves the compensation and benefits of the Company’s executive officers, administers the Company’s compensation, stock incentive and stock purchase plans, makes recommendations to the Board regarding compensation matters and performs other duties as may from time to time be determined by the Board. The Compensation Committee held six meetings during the year ended December 31, 2001.

      Series A Preferred Stock Special Committee. The Board formed an ad hoc special committee of disinterested directors during the fiscal year ended December 31, 2001 for the sole purpose of evaluation and approving the terms and conditions of the Series A Preferred Stock. The special committee, consisting of Messrs. Sherman and Lim, met twice by telephone during the year ended December 31, 2001.

Compensation of Directors

      Directors currently receive $1,000 from the Company for attending each Board meeting and $500 for attending each committee meeting, as well as reimbursement of reasonable expenses incurred in connection with attending those meetings. Directors who are employees of the Company are eligible to participate in the Company’s 2000 stock incentive plan (the “Option Plan”) and the Company’s 2000 employee stock purchase plan (the “Purchase Plan”). Non-employee directors are eligible to participate in the Company’s Option Plan. The Option Plan and Purchase Plan were adopted by the Board on July 24, 2000 and approved by the Company’s stockholders in September 2000. The Option Plan was amended on January 30, 2002. The Option Plan provides that each non-employee director will receive an automatic initial grant of options to purchase 100,000 shares of Common Stock on the date on which they first become a director of the Company. No additional option grants will be issued after the initial grant of 100,000 shares. The option grant vests over a four-year period with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in 36 equal monthly installments, with accelerated vesting in the event of certain changes of control. The per share exercise price of options will be 100% of the fair market value per share of the Common Stock on its date of grant as quoted on the National Association of Securities Dealers Automation Quotation System (“Nasdaq”).

PROPOSAL 2: AMENDMENT OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

      In December 2001, the Company issued 27,172 shares of Series A Preferred Stock and warrants to acquire 10,586,484 shares of Common Stock (the “Investor Warrants”). These transactions are referred to as the “2001 Private Placement,” and the related issuances of shares of Common Stock upon the conversion of shares of Series A Preferred Stock and upon exercise of the Investor Warrants are referred to as the “2001 Private Placement Issuances.” All of the securities sold in the 2001 Private Placement were sold in private placements solely to accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. On February 1, 2002, the Company’s stockholders approved the 2001 Private Placement Issuances at a special meeting held at 3:00 p.m. local time at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122 (the “Stockholder Approval”).

      The holders of Series A Preferred Stock are entitled to notice of any meeting of stockholders of the Company and vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote, on an as-converted basis as of the record date of such vote or upon the date of such written consent, as the case may be. The Company is subject to a listing agreement with Nasdaq regarding the quotation of the Common Stock on Nasdaq. Following the Stockholder Approval, the Company was notified that the above-described voting provisions contained in Section 4(a) of the Company’s Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”) did not comply with Nasdaq’s voting rights policy. If the voting rights of the Series A Preferred Stock are not amended to comply with Nasdaq’s voting rights policy, the Company will be in breach of its listing agreement with Nasdaq and Nasdaq may commence delisting proceedings against the Company. Currently, each share of Series A Preferred Stock is entitled to one vote per as-converted share of Common Stock, which is inconsistent with Nasdaq’s voting rights policy because the conversion price was determined at a discount to the market price at the time that the purchase price of the Series A Preferred Stock was determined. In order to comply with Nasdaq’s voting rights policy, the Certificate of Designation needs to be amended to modify the terms of the Series A Preferred Stock such that each share of the Series A Preferred Stock will be entitled to 0.706422 votes per as-converted share of Common Stock, with a conversion price equal to $1.09 per share, which was the closing market price per share of Common Stock on December 12, 2001, the date that the purchase price of the Series A Preferred Stock was determined. The holders of Series A Preferred Stock will continue to be entitled to notice of any meeting of stockholders of the Company and vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote, as of the record date of such vote or upon the date of such written consent, as the case may be. Notwithstanding the reduced number of votes that each as-converted share of Common Stock is entitled to, upon actual conversion of the Series A Preferred Stock, each share of Common Stock issued upon conversion will be entitled to one vote per share.

      The Board has determined that it is in the best interest of the Company to comply with Nasdaq’s voting rights policy and, accordingly, has unanimously approved an amendment to the Certificate of Designation in the form of the amendment attached to this Proxy Statement as Exhibit A (the “Amendment”), and recommended that the Amendment be submitted to the Company’s stockholders for approval. If approved, the Amendment would limit the number of votes of each share of Series A Preferred Stock to 0.706422 votes per as-converted share of Common Stock, or such lower number of votes per share of Common Stock as may be required by Nasdaq. The Board unanimously recommends that you vote FOR Proposal 2.

Vote Required

      Stockholder approval of Proposal 2 requires the affirmative vote of at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, entitled to vote at the Annual Meeting and at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, entitled to vote at the Annual Meeting. The Board recommends that stockholders vote FOR Proposal 2.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

      The following table sets forth certain current information with respect to the executive officers of the Company:

Name	Age	Position

John E. Major	56	Chairman of the Board and Chief Executive Officer
Ambrose Tam	46	President, Chief Operating Officer and Chief Technology Officer
Peter V. Leparulo	43	Senior Vice President, General Manager, CDMA Operations
Melvin L. Flowers	49	Senior Vice President, Finance, Chief Financial Officer and Secretary

      The following is a biographical summary of the experience of the executive officers of the Company:

      John E. Major has served as Chairman of the Board since July 2000. Biographical information regarding Mr. Major is set forth under “Proposal 1: Election of Directors — Directors Continuing in Office.”

      Ambrose Tam has served as the President, Chief Operating Officer and Chief Technology Officer of the Company since August 1996. From 1990 to 1993, he was the Research and Development Director of NovAtel Communications Ltd., which is now NovAtel, Inc., and in 1994 he became the General Manager of the Personal Communications Products division of NovAtel Communications. The Company was founded when it acquired the assets of this division from NovAtel Communications Ltd. Prior to joining NovAtel Communications, Mr. Tam spent 12 years in various electronic and radio frequency engineering capacities with Astec Components Ltd., a Hong Kong-based manufacturing, engineering and distribution company specializing in radio frequency, satellite receivers and cellular phone components. Mr. Tam holds a Higher Certificate in Electronic Engineering from Hong Kong Polytechnic University and a Master of Business Administration degree from the University of Calgary.

      Peter V. Leparulo has served as the Company’s Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as the Company’s Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a senior partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science degree from Colgate University and a Juris Doctor from Case Western Reserve University.

      Melvin L. Flowers has served as the Company’s Senior Vice President, Finance and Chief Financial Officer since August 2000 and Secretary of the Company since April 2000. Prior to that time, he served as Vice President of Finance and Chief Financial Officer since joining the Company in February 2000. Prior to joining the Company, Mr. Flowers served as a Vice President and Chief Financial Officer of KNC Software, LLC, an Internet software company, from July 1999 until November 1999. Prior to joining KNC Software, Mr. Flowers served as a Vice President and the Chief Financial Officer of Microwave dB from November 1998 until June 1999. Prior to joining Microwave, Mr. Flowers served as the Chief Financial Officer and Vice President of Finance of ACT Networks, Inc., a network access device manufacturer, from July 1993 to October 1998. Previously, Mr. Flowers served as President and Chief Financial Officer of Pacific Earth Resources, an ornamental horticultural company, and as Vice President and Chief Financial Officer of Spectramed, Inc., a medical device manufacturing company. Mr. Flowers received a Bachelor of Science degree in Accounting from Northern Illinois University.

EXECUTIVE OFFICER COMPENSATION

      The following table sets forth the salary, bonus and other compensation paid for the fiscal years ended December 31, 2000 and December 31, 2001 with respect to the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company and one former executive officer for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of the fiscal year ended December 31, 2001 (the “Named Executive Officers”). The Company has entered into employment-related arrangements with certain of its executive officers, as described below. See “Employment Arrangements.”

Summary Compensation Table

								Long-Term
								Compensation

	Annual Compensation							Securities
								Underlying
						Other Annual		Options
Name and Principal Position	Year	Salary		Bonus(1)		Compensation		Granted

John E. Major	2001	$325,000		$81,250		—		—
Chairman of the Board	2000	142,920		135,998		—		3,036,543
and Chief Executive Officer
Bruce Gray(2)	2001	$286,865		$196,727	(3)	—		—
Senior Vice President,	2000	157,355		149,827	(4)	—		330,000
Sales and Marketing
Ambrose Tam	2001	$139,742	(5)	$26,202	(5)	$18,975		—
President, Chief Operating Officer	2000	145,946	(6)	47,329	(6)	16,789		225,000
and Chief Technology Officer
Melvin L. Flowers	2001	$200,000		$26,250		—		—
Senior Vice President, Finance,	2000	150,039		79,928		$41,457	(7)	600,000
Chief Financial Officer and Secretary
Peter V. Leparulo	2001	$230,000		$28,750		$27,244	(7)	—
Senior Vice President, General	2000	64,496		—		25,000		600,000
Manager, CDMA Operations
Ronald J. Plachno(8)	2001	$213,487		$23,000		$46,140		—
Senior Vice President, Operations	2000	—		—		—		600,000

(1)	Unless otherwise noted, the amount for any year represents the amount earned in that year, whether or not paid in a subsequent year. The amount of any bonus was determined by the Compensation Committee of the Board of Directors.

(2)	Mr. Gray ceased serving as the Company’s Senior Vice President, Sales and Marketing as of August 17, 2001.

(3)	Represents commissions on sales earned in fiscal year 2001.

(4)	Represents commissions on sales earned in fiscal year 2000.

(5)	Mr. Tam’s annual salary compensation in 2001 was (Canadian) $216,600 and his annual bonus compensation was (Canadian) $40,613. The amount shown reflects the U.S. dollar equivalents translated using a weighted average of the daily Noon Buying Rate of (Canadian) $1.55 per (US)$1.00 in 2001, computed using the Noon Buying Rate as of the first of each month in 2001 and at December 31, 2001.

(6)	Mr. Tam’s annual salary compensation in 2000 was (Canadian) $216,000 and his annual bonus compensation was (Canadian) $70,048. The amount shown reflects the U.S. dollar equivalents translated using a weighted average of the daily Noon Buying Rate of (Canadian) $1.48 per (US)$1.00 in 2000, computed using the Noon Buying Rate as of the first of each month in 2000 and at December 31, 2000.

(7)	Represents one-time relocation and temporary living expenses paid by the Company in 2000 and 2001, respectively.

(8)	Mr. Plachno ceased serving as the Company’s Senior Vice President, Operations as of March 1, 2002.

Option Grants in Last Fiscal Year

      No stock options were granted to any Named Executive Officer during the fiscal year ended December 31, 2001. In 2001, the Company granted options to purchase up to a total of 2,542,500 shares of Common Stock to other employees, directors and consultants under the Company’s 2000 stock incentive plan at exercise prices equal to the fair market value of the Common Stock on the date of grant, as quoted on The Nasdaq National Market.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option Values

      The Named Executives Officers did not exercise any stock options during the year ended December 31, 2001. The following table sets forth certain information concerning unexercised options held by the Named Executive Officers at December 31, 2001.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-Money Options at
	December 31, 2001		December 31, 2001

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Major	1,746,009	1,290,534	—	—
Ambrose Tam	146,250	168,750	90,000	—
Bruce Gray(1)	247,500	—	165,000	—
Melvin L. Flowers	241,748	358,252	—	—
Peter V. Leparulo	187,500	412,500	—	—
Ronald J. Plachno	150,000	450,000	—	—

(1)	Mr. Gray ceased serving as the Company’s Senior Vice President, Sales and Marketing as of August 17, 2001. Mr. Gray’s options to purchase 352,500 shares of the Common Stock were cancelled as of October 27, 2001.

      The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of the Common Stock including such options (calculated using the closing sales price of the Company’s Common Stock on December 31, 2001 of $1.22 as reported on Nasdaq).

401(k) Plan

      The Company’s 401(k) plan covers employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code. Consequently, contributions to the 401(k) plan by employees or by the Company, and the investment earnings on these contributions, are not taxable to employees until withdrawn from the 401(k) plan. Further, contributions by the Company, if any, will be deductible by the Company when made. Employees may elect to contribute up to 15% of their current annual compensation to the 401(k) plan up to the statutorily prescribed annual limit. The 401(k) plan does not currently permit, but may in the future be amended to permit, additional matching contributions to the 401(k) plan by the Company on behalf of all participants in the 401(k) plan.

Employment Arrangements

      In July 2000, the Company entered into an employment agreement with John E. Major for an initial term of three years under which Mr. Major serves as the Company’s Chairman of the Board and Chief Executive Officer. The agreement provides that Mr. Major will receive an annual base salary of $325,000, subject to review by the Board at least annually, and an annual performance incentive bonus payable in a single installment in an amount equal to up to 100% of Mr. Major’s then applicable annual salary. The agreement provides for Mr. Major to receive one-half of his bonus in cash and the remaining one-half in shares of Common Stock. In addition, the Company granted Mr. Major options to purchase up to 3,036,543 shares of Common Stock at an exercise price of $5.00 per share. Twenty percent of these options vested and became exercisable on their date of grant and the remaining options will vest and become exercisable over the four years following the grant date pursuant to a specified schedule or upon the occurrence of specified events. The agreement provides that in the event that the Company terminates Mr. Major without cause, or in the event he terminates his employment with the Company because the Company has materially breached the terms of his employment agreement or because a change of control occurs, Mr. Major is entitled to receive in a lump sum payment an amount equal to his annual base salary then in effect and all unvested options will immediately vest and become exercisable. Mr. Major would then also be entitled to a bonus equal to the amount of the bonus he had earned as of the date of his termination as well as to the continuation of certain employee benefits pursuant to the terms of existing company plans. If the Company terminates Mr. Major’s employment for cause, or Mr. Major terminates his employment without good reason, Mr. Major will be entitled to receive severance and other benefits only as may then be established under the Company’s existing severance and benefit plans and policies at the time of such termination.

      Ambrose Tam is party to an employment agreement with the Company and one of its subsidiaries, Novatel Wireless Technologies, Ltd. (“NWT”), under which Mr. Tam serves as the President and Chief Operating Officer of both the Company and NWT. The employment agreement provides for an annual salary of no less than (Canadian) $187,440 (US$118,371) adjusted from time to time, and an annual performance incentive bonus targeted to be 33% of his annual base salary, based on the achievement of certain performance objectives. The employment agreement provides that if Mr. Tam is terminated without cause, he will be entitled to (Canadian) $250,000 (US$157,878), payable in two equal installments, the first of which would occur upon his termination and the second of which would occur six months thereafter. In this event, Mr. Tam would also receive a performance bonus prorated for the period it covers and he would continue to receive certain employee benefits for 12 months. If Mr. Tam terminates his employment because of a material breach of the employment agreement by either the Company or NWT, he will be entitled to (Canadian) $250,000 (US$157,878), his incentive bonus prorated for the year and the continuation of certain employee benefits for 12 months. In the event of a change of control of either the Company or NWT, Mr. Tam will be entitled to (Canadian) $125,000 (US$78,939) if he resigns from employment within 30 days from the date of the change of control. All U.S. dollar amounts presented above are based on the daily Noon Buying Rate of (Canadian) $1.5835 per (US$1.00) on March 6, 2002.

      The Company has entered into arrangements with each of the current Named Executive Officers as well as several other employees which provide that the salary of such Named Executive Officer or employee will continue for six months if the Company ceases to do business or if the employee’s employment is terminated without cause.

      The Company has entered into management retention arrangements with each of the current Named Executive Officers. The agreements entitle those employees to enumerated severance benefits if, within 24 months following a change of control (or at the direction of an acquirer in anticipation of such an event), the Company terminates the employee’s employment other than for cause or disability or the employee terminates his employment for good reason. These severance benefits include a payment of two times the sum of the employee’s annual base salary then in effect and the applicable targeted annual bonus, continued employee benefits, full acceleration of vesting of the employee’s stock options, a tax equalization payment to eliminate the effects of any applicable excise tax, and the issuance to the employee of an option to purchase additional shares of the Company’s Common Stock.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee during the fiscal year ended December 31, 2001 was comprised of Messrs. Rossi and Lim. There are no Compensation Committee interlocks and no employees of the Company participate on the Compensation Committee.

Report of the Compensation Committee on Executive Compensation

          Role of the Compensation Committee

      The Compensation Committee of the Board is responsible for:

•	establishing and reviewing the Company’s general compensation policies applicable to the Company’s Chief Executive Officer and other executive officers;

•	reviewing the appropriate level of compensation of the Chief Executive Officer and other executive officers of the Company;

•	reviewing regional and industry-wide compensation practices and trades in order to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry; and

•	administering the stock compensation plans adopted by the Company, including the determination of employees and parties who are to receive grants of stock or stock options and the terms of the grants.

          General Policies Regarding Compensation of Executive Officers

      In establishing compensation for executive offices, the Compensation Committee seeks to:

•	attract and retain individuals of superior ability and managerial talent;

•	motivate individuals for the achievement of the Company’s business objectives; and

•	align the goals of the Company’s executive officers with those of its stockholders.

      To these ends, the Company’s executive compensation package consists of a fixed base salary, variable annual cash compensation (bonus) and stock-based long-term incentive awards. Compensation for each executive officer is weighted towards the variable components in order to ensure that total compensation reflects the overall success or failure by the Company and the executive to meet the appropriate performance measures.

      Base Salary. Salary levels of executive officers are established after a review of the compensation of executives with comparable responsibility at companies considered by the Compensation Committee to be similarly situated to the Company. The Compensation Committee generally compares the Company’s performance with that of other companies in the same industry as the Company which are engaged in activities similar to those engaged in by the Company.

      Annual Bonus. The Company’s annual bonus plan promotes the Company’s pay for performance philosophy. The amount of each executive officer’s annual bonus is based upon a combination of three performance factors:

•	overall corporate performance;

•	departmental performance; and

•	individual achievements and performance.

      Department goals were measured on specific departmental strategic and operational objectives. Individual performance measures are assessed in a subjective manner based upon each individual’s annual goals as established each year during the Company’s formal review process.

      Long-Term Incentive Compensation. The Compensation Committee recognizes that, while the bonus program provides awards for positive short-term and mid-term performance, the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company’s Common Stock through the granting of stock based incentives. Stock-based incentives constitute the long-term portion of the Company’s executive compensation package. Stock options and restricted stock granted at 100% of the stock’s fair market value on the grant date provide an incentive for executives to increase the Company’s stock price and, therefore, the return to the Company’s stockholders. In granting stock-based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including without limitation the extent of an executive’s equity ownership in the Company and the amounts and value of long-term compensation and stock-based compensation received by similarly situated executives at competitor firms.

      Chief Executive Officer Compensation. The compensation of John E. Major for the year ended December 31, 2000 was determined in accordance with the criteria discussed above. In determining the total amount of cash compensation paid to Mr. Major, the Compensation Committee evaluated, among other things, the following:

•	performance of the Company for the year ended December 31, 2000 as compared to other comparable companies engaged in activities similar to those engaged in by the Company; and

•	the current economic environment of the wireless data communications industry.

      Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives officers of the Company. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in such compliance against the value to the Company and its stockholders of the tax benefits to be obtained by the Company thereby, and may in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

Submitted on March 1, 2002 by the members of the Compensation Committee of the Board.

Mark Rossi
Peng K. Lim

Report of the Audit Committee

      The Audit Committee of the Board is comprised of three independent directors as required by the listing standards of the National Association of Securities Dealers Automated Quotation System (“Nasdaq”). The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which was attached to the proxy statement for the 2001 annual meeting of stockholders.

      The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company’s independent public accountants their independence from the Company. The Audit Committee has also considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining the independent public accountants’ independence.

      While one or more of the members of the Audit Committee possess the financial sophistication required by Nasdaq, none of them is engaged in the accounting or auditing profession and, consequently, none is an expert in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, accounting principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

Submitted on March 1, 2002 by the members of the Audit Committee of the Board.

Robert Getz
Mark Rossi
Steven Sherman

FEE DISCLOSURE

Fees Billed by Independent Public Accountants

      The fees billed by Arthur Andersen LLP, the Company’s independent public accountants, for the fiscal year ended December 31, 2001 are as follows:

Fees Paid

Annual Audit Fees(1)	$160,000
Financial Information Systems Design and Implementation Fees(2)	$—
All Other Fees(3)	$155,597

(1)	Includes the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company’s annual financial statements and quarterly reviews in accordance with Statements on Auditing Standards No. 71 for the fiscal year ended December 31, 2001.

(2)	No fees were billed during the year ended December 31, 2001 for professional services for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X.

(3)	Includes the aggregate fees billed for all services rendered by Arthur Andersen LLP (including fees billed in connection with income tax preparation and advisory services), other than fees for the services which must be reported under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during the 2001 fiscal year.

PERFORMANCE GRAPH

      As a part of the disclosure requirements with respect to executive compensation, the Company is required to present a chart comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock over a five-year period. However, since the Company’s Common Stock has been publicly traded only since November 16, 2000, such information is provided from that date through December 31, 2001.

      The following graph compares the change in the Company’s cumulative stockholder return on its shares of Common Stock to the cumulative total return of the broad Nasdaq Stock Market (the “Nasdaq Market”) and the Standard & Poor’s Technology Sector Index (“S&P Technology Index”) from November 16, 2000, the date on which the Company’s Common Stock commenced trading on the Nasdaq, to December 31, 2001. The graph assumes the investment of $100 in each of the Company, the Nasdaq Market and the S&P Technology Index on November 16, 2000, and as required by the SEC, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

	Cumulative Total Return

	11/16/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01

Novatel Wireless, Inc.	100.00	154.69	25.79	25.38	4.88	15.25
NASDAQ Stock Market (U.S.)	100.00	72.95	54.46	64.18	44.53	57.89
S&P Technology Sector	100.00	71.46	53.78	60.29	40.69	54.48

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information as of December 31, 2001 with respect to the beneficial ownership of the Company’s Common Stock, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all executive officers and directors of the Company as a group.

      Each stockholder’s percentage ownership in the following table is based on the number of shares of Common Stock and Series A Preferred Stock issued and outstanding as of December 31, 2001. As of December 31, 2001, there were 54,643,762 shares of Common Stock and 27,172 shares of Series A Preferred Stock issued and outstanding. For purposes of calculating each stockholder’s percentage ownership, all options and other securities convertible into Common Stock, and warrants to acquire Common Stock, convertible or exercisable on or before March 1, 2002 held by the particular stockholder are treated as outstanding shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such shares. To the Company’s knowledge, except under applicable community property laws or as otherwise indicated, the individuals named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

	Number of Shares			Percentage
	Beneficially Owned			of Class

			Series A		Series A
Name of Beneficial Owner(1)	Common		Preferred	Common	Preferred

Cornerstone Equity Investors, LLC	12,583,230	(2)	3,000	20.64%	11.04%
717 Fifth Avenue, Suite 1100 New York, NY 10022
Robert Getz	12,583,230	(3)	3,000	20.64	11.04
Mark Rossi	12,583,230	(3)	3,000	20.64	11.04
Entities affiliated with Special Situations Fund III, L.P.	10,974,023		6,500	16.72	23.92
153 East 53rd Street, 55th Floor New York, NY 1022
Entities affiliated with RS Emerging Growth Pacific Partners Master Fund Unit Trust	8,444,930		5,002	13.39	18.41
388 Market Street, Suite 1700 San Francisco, CA 94111
Entities affiliated with GSM Capital Limited Partnership	7,058,516	(4)	—	12.34	—
Lynnfield Woods Office Park 210 Broadway, Suite 101 Lynnfield, MA 01949
Working Ventures Canadian Fund, Inc.	4,880,301	(5)	—	8.77	—
250 Bloor Street, East Suite 1600 Toronto, Ontario CANADA M4W 1E6
Steven Sherman	4,546,861	(6)	—	8.30	—
Entities affiliated with Ventures West Capital Limited	6,734,335	(7)	1,195	11.63	4.40
1285 West Pender Street, Suite 280 Vancouver, British Columbia CANADA V6E 4B1
Aether Systems, Inc.	9,238,845	(8)	3,000	15.30	11.04
11460 Cronridge Drive Owings Mills, MD
David S. Oros	9,294,549	(9)	3,000	15.38	11.04
Marco Polo Industries Co., Ltd.	3,854,606	(10)	385	6.91	1.42
1806, 18F, Central Plaza 18 Harbour Road Wanchai, Hong Kong Hong Kong

	Number of Shares			Percentage
	Beneficially Owned			of Class

			Series A		Series A
Name of Beneficial Owner(1)	Common		Preferred	Common	Preferred

John E. Major	2,173,968	(11)	250	3.95	0.92
Ambrose Tam	1,733,100	(12)	—	3.17	—
Melvin L. Flowers	270,009	(13)	—	*	—
Peter V. Leparulo	225,351	(14)	—	*	—
Ronald Plachno	175,000	(15)	—	*	—
Peng K. Lim	5,000	(16)	—	*	—
Bruce Gray	247,500	(17)	*	—	—
All directors and executive officers as a group (9 persons)	31,007,068		6,250	46.08%	23.00%

*	Represents less than one percent of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the principal address for each of the persons listed is c/o Novatel Wireless, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.

(2)	Represents 6,265,248 shares of Common Stock, warrants to purchase 2,421,879 shares of Common Stock and 3,896,103 shares of Common Stock issuable upon conversion of 3,000 shares of Series A Preferred Stock.

(3)	Represents 6,265,248 shares of Common Stock, warrants to purchase 2,421,879 shares of Common Stock and 3,896,103 shares of Common Stock issuable upon conversion of 3,000 shares of Series A Preferred Stock. Robert Getz and Mark Rossi, two of the Company’s directors, are each a Managing Director of Cornerstone Equity Investors, LLC. Cornerstone Equity Investors IV, L.P., the record holder of these securities, is an investment fund whose managing general partner is Cornerstone Equity Investors, LLC. Robert Getz and Mark Rossi hold voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his respective pecuniary interest.

(4)	Represents 4,482,596 shares of Common Stock and warrants to purchase 2,575,920 shares of Common Stock. H.H. Haight, one of the Company’s former directors, holds voting and investment control over these securities and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(5)	Represents 3,855,203 shares of Common Stock and warrants to purchase 1,025,098 shares of Common Stock.

(6)	Represents 3,433,813 shares of Common Stock, warrants to purchase 132,048 shares of Common Stock and options to purchase 90,000 shares of Common Stock which are vested and immediately exercisable. Also includes 450,000, 200,000, 105,000, 100,000 and 36,000 shares of Common Stock held of record by MRM Life Ltd., Southpoint Consolidated Limited Partnership, Sherman Capital Group LLC, Roberta Sherman and Sherman Family Foundation. Mr. Sherman, one of the Company’s directors, holds voting and investment control over the securities held by MRM Securities Limited, Southpoint Consolidated Limited Partnership, Sherman Capital Group LLC and Roberta Sherman. Mr. Sherman is the sole general partner of Sherman Family Foundation. Mr. Sherman disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(7)	Represents (i) 2,892,873 shares of Common Stock, warrants to purchase 1,443,883 shares of Common Stock and 1,298,701 shares of Common Stock issuable upon conversion of 1,000 shares of Series A Preferred Stock held of record by Bank of Montreal Capital Corporation, which is managed by Ventures West Management TIP, Inc., an entity wholly owned by Ventures West Capital Ltd., and (ii) 433,938 shares of Common Stock, warrants to purchase 216,580 shares of Common Stock and 194,805 shares of Common Stock issuable upon conversion of 150 shares of Series A Preferred Stock held of record by Ventures West Investments Limited, an 85% owned subsidiary of Ventures West Capital Ltd. Bank of Montreal Capital Corporation and Ventures West Investments Limited are both controlled by Ventures West Capital Ltd. Sam Znaimer, one of the Company’s former directors, is a senior vice president and a member of the board of directors of Ventures West Capital Ltd. Sam Znaimer holds voting and investment control over 57,840 shares of Common Stock, warrants to purchase 28,879 shares of Common Stock and 25,974 shares of Common Stock issuable upon conversion of 20 shares of Series A Preferred Stock. Robin Louis holds voting and investment control over 72,303 shares of Common Stock, warrants to purchase 36,092 shares of Common Stock and 32,467 shares of Common Stock issuable upon conversion of 25 shares of Series A Preferred Stock.

(8)	Represents 3,478,260 shares of Common Stock, warrants to purchase 1,864,482 shares of Common Stock and 3,896,103 shares of Common Stock issuable upon conversion of 3,000 shares of Series A Preferred Stock.

(9)	Represents 3,478,260 shares of Common Stock, warrants to purchase 1,864,482 shares of Common Stock and 3,896,103 shares of Common Stock issuable upon conversion of 3,000 shares of Series A Preferred Stock, held of record by Aether Capital LLC. Mr. Oros, one of the Company’s directors, serves as Chairman, Chief Executive Officer and President of Aether Systems, Inc., which is the sole member of Aether Capital, LLC, the record holder of these securities. The board of directors of Aether Systems, Inc. holds voting and investment control over these securities. Mr. Oros disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. Also represents 36,666 shares of Common Stock and warrants to purchase 19,038 shares of Common Stock held of record by Mr. Oros.

(10)	Represents 2,691,630 shares of Common Stock, warrants to purchase 662,976 shares of Common Stock and 500,000 shares of Common Stock issuable upon conversion of 385 shares of Series A Preferred Stock. Horst Pudwill, one of the Company’s former directors, owns a limited partnership interest in Marco Polo Industries Co., Ltd., an investment firm. Mr. Pudwill holds voting and investment control over these securities and disclaims beneficial ownership of them except to the extent of his pecuniary interest.

(11)	Represents 5,882 shares of Common Stock, options to purchase 1,746,009 shares of Common Stock which are vested and immediately exercisable, warrants to purchase 97,402 shares of Common Stock and 324,675 shares of Common Stock issuable upon conversion of 250 shares of Series A Preferred Stock. Mr. Major is the Chairman of the board of directors and Chief Executive Officer of the Company.

(12)	Represents 1,586,850 shares of Common Stock and options to purchase 146,250 shares of Common Stock which are vested and immediately exercisable.

(13)	Represents 2,941 shares of Common Stock, options to purchase 267,068 shares of Common Stock which are vested and immediately exercisable.

(14)	Represents 11,984 shares of Common Stock, warrants to purchase 867 shares of Common Stock and options to purchase 212,500 shares of Common Stock which are vested and immediately exercisable.

(15)	Represents options to purchase 175,000 shares of Common Stock which are vested and immediately exercisable.

(16)	Represents options to purchase 5,000 shares of Common Stock which are vested and immediately exercisable. Mr. Lim is one of the Company’s directors.

(17)	Represents options to purchase 247,500 shares of Common Stock which are vested and immediately exercisable.

Certain Related Relationships and Related Transactions

      The following is a summary of all transactions since January 1, 2001 to which the Company was or is a party in which the amount exceeded or exceeds $60,000 and in which any executive officer, director, any stockholder that the Company knows holds more than 5% of any class of the Company’s voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Series A Preferred Stock Financing

      In December 2001, the Company issued and sold an aggregate of 27,172 shares of the Company’s Series A Preferred Stock at a purchase price of $1,000.00 per share. The Company also issued warrants to purchase an aggregate of 10,586,484 shares of Common Stock at an exercise price of $1.20 per share. Of the 27,172 shares of Series A Preferred Stock and the 10,586,484 accompanying warrants that the Company issued and sold, the Company issued and sold an aggregate of 7,830 shares of Series A Preferred Stock and warrants to purchase an aggregate of 3,050,646 shares of Common Stock to the following executive officers, directors, and greater than 5% stockholders of the Company and persons associated with them for a total purchase price of approximately $7.8 million.

			Total
	Number of	Number of	Purchase
Purchaser	Shares	Warrants	Price

Aether Capital, LLC	3,000	1,168,830	$3,000,000
Cornerstone Equity Investors IV, LP	3,000	1,168,830	3,000,000
Bank of Montreal Capital Corporation	1,000	389,611	1,000,000
Marco Polo Industries Co. Ltd.	385	150,000	385,000
John E. Major	250	97,402	250,000
Ventures West Investment Limited	150	58,441	150,000

      Aether Capital, LLC is the investment arm of Aether Systems, Inc., which is the sole member of Aether Capital, LLC. David S. Oros, one of the Company’s directors, serves as Chairman, Chief Executive Officer and President of Aether Systems, Inc. Mr. Oros is also a director of OmniSky Corporation, in which Aether Systems, Inc. is an investor.

      Cornerstone Equity Investors IV, L.P. is an investment fund whose managing general partner is Cornerstone Equity Investors, LLC. Robert Getz and Mark Rossi, two of the Company’s directors, are each a Managing Director of Cornerstone Equity Investors, LLC.

      Bank of Montreal Capital Corporation and Ventures West Investments Limited are both controlled by Ventures West Capital Ltd. Sam Znaimer, one of the Company’s former directors, is a senior vice president and a member of the board of directors of Ventures West Capital Ltd.

      Marco Polo Industries Co., Ltd. is an investment firm of which Horst Pudwill, one of the Company’s former directors, owns a limited partnership interest.

      John E. Major is Chairman of the Board of Directors and Chief Executive Officer of the Company.

Other Related Party Transactions

      Aether Systems, Inc. In December 2001, the Company entered into a software license, maintenance and support agreement with Aether Systems, Inc. Under this agreement, the Company purchased a software license from Aether Systems, Inc. for $870,000 and entered into a one-year maintenance and support service agreement for $130,000.

      Airlink Communications, Inc. The Company sells products to Airlink Communications, Inc. (“Airlink”), a wireless software infrastructure business, which integrates the Company’s modems into their products. Mr. Sherman, one of the Company’s directors and a principal stockholder of the Company, is Airlink’s Chairman of the Board. Sales to Airlink were $1,746,000 for the year ended December 31, 2001. In May 2001, the Company entered into an agreement with Airlink for the payment of products sold to them. Airlink agreed to pay $1.6 million for product purchases in accordance with the terms of a secured promissory note with the first payment of $300,000, plus accrued interest, due September 1, 2001, and the remaining principal balance plus accrued interest thereon due over eight equal monthly installments, with the final payment due May 1, 2002. The note bears interest at prime plus 3% (7.75% at December 31, 2001) and is secured by all of Airlink’s assets. Mr. Sherman personally guaranteed this promissory note. The Company has sold similar products to other parties at unit prices similar to those sold under this arrangement with Airlink. Under this transaction, the account receivables from Airlink amounted to $778,000 as of December 31, 2001.

      In September 2001, the Company entered into an agreement with Airlink for the payment of $1.1 million for products shipped to Airlink during September 2001. As part of the agreement, Airlink made and delivered to the Company’s secured promissory note that accrues annual interest equal to the prime rate then in effect plus 3%. Mr. Sherman personally guaranteed this promissory note. In December 2001, Airlink returned $750,000 of the products shipped to Airlink during September 2001. At December 31, 2001, the receivable from Airlink was $375,000 under this transaction. Subsequent to December 31, 2001, no payments have been received under this agreement and the parties are currently renegotiating the terms of this promissory note.

      Centurion Wireless Technologies, Inc. During 2001, the Company made payments of approximately $169,000 to Centurion Wireless Technologies, Inc. in connection with the purchase of certain wireless modem antennas. Centurion Wireless Technologies, Inc. is a portfolio company of Cornerstone Equity Investors, LLC. Robert Getz and Mark Rossi, two of the Company’s directors, are each a Managing Director of Cornerstone Equity Investors, LLC.

      Q-Support. The Company hired Q-Support to provide technical support services to the Company for $16,000 per month. John E. Major, the Company’s Chairman and Chief Executive Officer, is a board member and security holder of Q-Support. The Company made payments to this entity during the year ended December 31, 2001 in the amount of $62,000.

COMPLIANCE WITH FEDERAL SECURITIES LAWS

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who beneficially own more than ten percent of any class of any equity security of the Company (other than an exempted security) which is registered pursuant to Section 12 of the Exchange Act (collectively, “Insiders”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

      Owen Stephenson, one of the Company’s Vice Presidents and the head of the Company’s GPRS business unit, did not report one (1) transaction in the Company’s Common Stock as required to have been reported on Form 4, “Statement of Changes of Beneficial Ownership of Securities.” Mr. Stephenson subsequently reported such transaction on Form 5, “Annual Statement of Beneficial Ownership of Securities” as filed with the SEC on February 14, 2002.

INDEPENDENT ACCOUNTANTS

      Arthur Andersen LLP is currently serving as the Company’s independent public accountants, but as of the date of this Proxy Statement, the Board has not approved the appointment of independent public accountants for the fiscal year ending December 31, 2002. In light of Arthur Andersen LLP’s much publicized involvement with Enron Corporation and Enron’s bankruptcy proceedings, the Board has delayed making a final selection of independent public accountants for the fiscal year ending December 31, 2002 while conducting a careful review of the Company’s options. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions related to their services for the Company.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      A stockholder desiring to have a proposal included in the Company’s proxy statement for the 2003 annual meeting of stockholders must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December   , 2002.

      The Company’s bylaws require a stockholder desiring to present a proposal for a vote at the 2003 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 90 days nor more than 120 days prior to the first anniversary date of the 2002 Annual Meeting or (ii) if the date of the 2003 annual meeting is more than 30 days prior to or more than 60 days after the first anniversary date of the Annual Meeting and the Company provides fewer than 60 days notice or prior public disclosure of the date of its 2003 annual meeting, then not later than the 10th day following the day on which such notice of the date of the 2003 annual meeting was mailed or such public disclosure was made for the 2003 annual meeting. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s executive offices.

      Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2003 annual meeting or have a proposal properly brought before the 2003 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations promulgated by the SEC to have a proposal included in the Company’s proxy statement for the 2003 annual meeting of the stockholders will be deemed to have complied with the notice requirements contained in the Company’s bylaws. Stockholder proposals submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2003 annual meeting, as applicable.

PROXY SOLICITATION EXPENSE

      The cost of soliciting proxies, if any, will be borne by the Company. The Company will request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders’ reasonable expenses for doing so.

AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by way of the SEC’s Internet address, http://www.sec.gov. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1734 K. Street, N.W., Washington, D.C. 20006.

      The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request, additional copies of the Company’s Form 10-K for the period ended December 31, 2001. Requests for copies should be addressed to: 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, Attn: Secretary, telephone (858) 320-8800.

OTHER MATTERS

      The Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

      You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April   , 2002

By Order of the Board of Directors,

Melvin L. Flowers
Senior Vice President, Finance,
Chief Financial Officer and Secretary

EXHIBIT A

FORM OF AMENDMENT TO CERTIFICATE OF DESIGNATION

AMENDMENT TO THE

CORRECTED CERTIFICATE OF DESIGNATION
SERIES A CONVERTIBLE PREFERRED STOCK
OF
NOVATEL WIRELESS, INC.

      Novatel Wireless, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      First: The undersigned is the duly elected Chief Executive Officer of the Corporation.

      Second: The Corrected Certificate of Designation Series A Convertible Preferred Stock, filed on December 20, 2000 (the “Certificate of Designation”), shall be amended as set forth in this Amendment to the Corrected Certificate of Designation Series A Convertible Preferred Stock (the “Amendment”).

      Third: Section 4 of the Certificate of Designation is hereby amended and restated in its entirety by inserting the following in lieu thereof:

(a) Except as otherwise provided herein or as required by law, the holders of Series A Preferred Stock shall be entitled to notice of any meeting of stockholders and shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote, on the following basis:

(i) Holders of Common Stock shall have one vote per share; and

(ii) Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of whole shares of Common Stock into which each such share of Series A Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting or on the date of any written consent multiplied by the quotient of the Series A Conversion Price divided by $1.09.

(b) Notwithstanding any other provision of this Section 4, in the event that it is determined by Nasdaq (after full process, including any appeal process available to the Corporation) that the voting provisions set forth in this Section 4 violate or conflict with Nasdaq Marketplace Rule 4351, the number of votes to which each share of Series A Preferred Stock is entitled shall be reduced to the extent required to comply with such rule.

      Fourth: The foregoing Amendment has been duly approved by the Board of Directors of the Corporation.

      Fifth: The foregoing Amendment was duly adopted by the shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

(Signature Page Follows)

      IN WITNESS WHEREOF, NOVATEL WIRELESS, INC. has caused this Amendment to be executed by John Major, its Chief Executive Officer, this      day of April, 2002.

John Major
Chief Executive Officer

S-1

REVOCABLE PROXY

Novatel Wireless, Inc.
Annual Meeting of Stockholders — May 15, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Novatel Wireless, Inc. (the “Company”) acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement dated April  , 2002 and, revoking any proxy heretofore given, hereby appoints John E. Major and Peter V. Leparulo, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, at 3:00 p.m., on Wednesday, May 15, 2002, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

    THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES LISTED AND “FOR” THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

PLEASE MARK YOUR VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK

INK ONLY: ☒

Proposal 1. ELECTION OF DIRECTORS —

Nominee: Mark Rossi	For ☐	Abstain ☐
Nominee: Steven Sherman	For ☐	Abstain ☐

PLEASE SIGN AND DATE ON REVERSE SIDE

    Proposal 2. RESOLVED, that the amendment of the Company’s Certificate of Incorporation be approved.

FOR ☐	AGAINST ☐	ABSTAIN ☐

    OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

    This proxy will be voted as directed herein or, if no contrary direction is indicated, will be voted FOR approval of Proposals 1 and 2.

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I (We) [ ] do [ ] do not expect to attend the Meeting.

Dated:	, 2002.

Signature

Signature

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED